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                                                                   EXHIBIT 10.5

                        COLLABORATIVE RESEARCH AGREEMENT

     This Collaborative Research Agreement (the "Agreement") is made as of the 24th day of March, 1999 ("Effective Date"), by and between Telik, Inc., a Delaware corporation having a place of business at 750 Gateway Boulevard, South San Francisco, California 94080, U.S.A. ("Telik") and Sankyo Company, Ltd., a Japanese corporation having a place of business at 5-1, Nihonbashi Honcho 3-chome, Chuo-ku, Tokyo 103-8426, Japan ("Sankyo"). Telik and Sankyo shall be referred to herein individually as a "Party" and collectively as the "Parties."

                               Recitals

     Whereas, Telik possesses a library of compounds ("Telik Library") and proprietary technology which enables it to classify and search compounds according to their protein-binding capabilities ("TRAP Technology");

     Whereas, Sankyo has certain biological targets ("Sankyo Targets") for which it desires to find activity-modulating compounds; and

     Whereas, Sankyo wishes to evaluate the ability of the Telik Library and TRAP Technology to identify compounds that affect Sankyo Targets and that may lead to candidates for pharmaceutical development;

     Now, Therefore, in consideration of the foregoing premises and the covenants set forth below, the parties hereby agree as follows:

1.   [ * ]  Fee.

     1.1 Payment of Fee. Sankyo shall pay Telik a [*] [*] in [*] [*], and [*]. Telik shall send invoices to Sankyo [*] to the [*]. The installment payments shall be made in U.S. dollars by wire transfer to a bank account to be specified by Telik.

     1.2 Taxes. Sample Supply Fee payments shall be made without deduction other than such amount (if any) Sankyo is required by law to deduct or withhold. If the Sample Supply Fee is subject to such deductions or other withholdings, it shall be increased by an amount which shall equal, as nearly as possible, the amount required to be deducted or withheld.

2.   Screening Activity.

     2.1 Screening Term. The term during which Sankyo may perform the screening activities set forth in this Article 2 (the "Screening Term") shall begin on the Effective Date and

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
    BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE sECURITIES ACT OF 1933, AS AMENDED.

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expire [ * ] later, provided however, that if Sankyo elects to choose Substitute
Selected Targets as provided in Section 2.4(a)(i), the Screening Term shall be extended as described therein.

     2.2  Target Selection. During the first [ * ] of the Screening Term,
Sankyo may notify Telik in writing of Sankyo Targets against which Sankyo wishes to screen compounds provided by Telik ("Proposed Targets"). Sankyo's notification must provide the molecular identity of the Proposed Targets and such other information as Telik may reasonably request to permit Telik to confirm that none of such Proposed Targets is identical to, overlapping or otherwise in conflict with (i) targets included in, or subject to any then-existing restriction resulting from, any research collaboration between Telik and a third party or (ii) targets that Telik was already actively pursuing prior to receipt of Sankyo's notice (collectively, "Reserved Targets"). Telik shall notify Sankyo in writing whether or not each Proposed Target is a Reserved Target. If a Proposed Target is not a Reserved Target, then the Proposed Target will be deemed a "Selected Target" upon dispatch of Telik's notification. Telik shall list all Proposed Targets in the Appendix to this Agreement and shall update such Appendix, as necessary, to indicate whether a Proposed Target becomes a Selected Target and to delete all Reserved Targets. Sankyo may designate no more than ten (10) Selected Targets.

     2.3 Active Molecule Criteria. Prior to the initiation of compound screening against each Selected Target, the Parties will agree on the screening results required for a compound provided by Telik as set forth in Section 2.4 to be classified as an "Active Molecule."

     2.4  Screening Activity and Data Collection.

          (a) Within [ * ] of the later of (i) the date that a Proposed Target is deemed a Selected Target or (ii) the Parties' agreement regarding the Active Molecule criteria for that Selected Target, Telik shall, based upon its knowledge of the Telik Library and using the TRAP Technology, select and provide to Sankyo approximately [ * ] compounds ("Initial Compounds") from the Telik Library that Telik believes, in its sole discretion, represent maximum chemical compound diversity in the Telik Library. Telik shall provide such Initial Compounds in quantities of approximately [ * ] per Initial Compound, per Selected Target. Sankyo shall screen each Initial Compound for activity in relation to the Selected Target and provide all data (including but not limited to the concentration at which a compound elicits a response which is 50% of the maximum response in the assay being applied (the "EC\50\") for each Initial Compound) resulting therefrom ("Initial Results") to Telik within [ * ] of Sankyo's receipt of the Initial Compounds. Sankyo hereby covenants that it will not use the Initial Compounds for any purpose other than that set forth in this
Section 2.4(a), it will cease using the Initial Compounds after completion of testing as set forth in this Section 2.4(a), and it will store and return unused Initial Compounds as set forth in Section 2.4(f).

               (i) If none of the Initial Compounds has an EC\50\ equal to or less than [ * ] or the Initial Results otherwise contain insufficient useful information for Telik to select Secondary Compounds pursuant to Section 2.4(b), then Telik will provide Sankyo with another set of Initial Compounds (the "Substitute Initial Compounds"), in quantities of approximately [ * ] per Substitute Initial Compound, per Selected Target. The Substitute Initial Compounds shall be treated by both Parties as if they were Initial Compounds; provided, however, that if none of

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE sECURITIES ACT OF 1933, AS AMENDED.

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the Substitute Initial Compounds has an EC\50\ equal to or less than [ * ] or the Initial Results from the Substitute Initial Compounds otherwise contain insufficient useful information for Telik to select Secondary Compounds, then

                   (1) Telik shall not be obligated to provide any additional Compounds to Sankyo with respect to the relevant Selected Target, and Telik's obligations under Article 5 with respect to such Selected Target shall terminate; and

                   (2) Sankyo may, at its election, not later than [ * ] after Telik's receipt of the Initial Results for the Substitute Initial Compounds for a particular Selected Target, choose a new target in substitution for such Selected Target ("Substitute Selected Target"), not to exceed ten (10) Substitute Selected Targets in the aggregate. The Substitute Selected Targets shall be treated by both Parties as if they were Selected Targets. If Sankyo exercises its right to choose a Substitute Selected Target, the Screening Term shall be extended as necessary to complete the screening process for such Substitute Selected Target within the schedule described in this Article 2, but in no event shall the Screening Term be extended by more than [ * ].

          (b) Within [ * ] after receipt of the Initial Results, Telik shall, based upon the Initial Results and using the TRAP Technology or any other search technology available to Telik, select and provide to Sankyo an appropriate number of additional compounds ("Secondary Compounds") from the Telik Library that Telik believes, in its sole discretion, will exhibit the greatest likelihood of activity in relation to the Selected Target. Sankyo shall screen each Secondary Compound for selected activity in relation to the Selected Target and provide all data (including but not limited to the EC\50\ for each Secondary Compound) resulting therefrom ("Secondary Results") to Telik within [ * ] of Sankyo's receipt of the Secondary Compounds. Sankyo hereby covenants that it will not use the Secondary Compounds for any purpose other than that set forth in this Section 2.4(b), it will cease using the Secondary Compounds after completion of testing as set forth in this Section 2.4(b), and it will store and return unused Secondary Compounds as set forth in Section 2.4(f).

          (c) Within [ * ] after receipt of the Secondary Results, Telik shall, based upon the Secondary Results and using the TRAP Technology or any other search technology available to Telik, select and provide to Sankyo [ * ] additional compounds ("Tertiary Compounds") from the Telik Library that Telik believes, in its sole discretion, will exhibit the greatest likelihood of activity in relation to the Selected Target. Sankyo shall screen each Tertiary Compound for selected activity in relation to the Selected Target and provide all data (including but not limited to the EC\50\ for each Tertiary Compound) resulting therefrom ("Tertiary Results") to Telik within [ * ] of Sankyo's receipt of the Tertiary Compounds. Sankyo hereby covenants that it will not use the Tertiary Compounds for any purpose other than that set forth in this Section 2.4(c), it will cease using the Tertiary Compounds after completion of testing as set forth in this Section 2.4(c), and it will store and return unused Tertiary Compounds as set forth in Section 2.4(f).

          (d) If Sankyo and Telik jointly determine that further screening activity is necessary, then based upon the Tertiary Results and using the TRAP Technology or any other search technology available to Telik, Telik shall select and provide to Sankyo [ * ] additional compounds ("Quaternary Compounds") from the Telik Library that Telik believes, in its sole

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE sECURITIES ACT OF 1933, AS AMENDED.

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discretion, will exhibit the greatest likelihood of assay activity in relation to the Selected Target. Sankyo will screen each Quaternary Compound for selected activity in relation to the Selected Target and provide Telik all data (including but not limited to the EC\50\ for each Quaternary Compound) resulting therefrom ("Quaternary Results") to Telik within [ * ] of Sankyo's receipt of the Quaternary Compounds. Sankyo hereby covenants that it will not use the Quaternary Compounds for any purpose other than that set forth in this Section 2.4(d), it will cease using the Quaternary Compounds after completion of testing as set forth in this Section 2.4(d), and it will store and return unused Quaternary Compounds as set forth in Section 2.4(f).

          (e) The total number of Initial Compounds, Secondary Compounds, Tertiary Compounds and Quaternary Compounds provided by Telik pursuant to this
Section 2.4 (collectively, the "Provided Compounds") shall be in the range of approximately [ * ] to approximately [ * ] Provided Compounds per Selected Target. Telik shall provide to Sankyo any information Telik may have in its possession regarding appropriate usage and handling of the Provided Compounds concurrent with the delivery to Sankyo of such Provided Compounds.

          (f) Beginning with receipt by Sankyo and continuing through the completion of testing under Section 2.4(a), 2.4(b), 2.4(c) or 2.4(d), Sankyo shall store any unused Initial Compounds, Secondary Compounds, Tertiary Compounds or Quaternary Compounds, as applicable, in a secure location. Within [ * ] of the completion of screening against a Selected Target, Sankyo will return to Telik all unused Provided Compounds for that Selected Target unless specifically authorized by Telik, in writing, to do otherwise.

3.   Identification and Disclosure of Chemical Structures.

     3.1 Not later than [ * ] after sending the Tertiary Results or, if applicable, the Quaternary Results to Telik, Sankyo shall provide Telik with a written list of the Provided Compounds in which Sankyo has an interest. Telik shall determine which of these Provided Compounds qualify as Active Molecules and shall provide to Sankyo the two dimensional representations of the chemical structures of the Active Molecules on Sankyo's list (the "Disclosed Active Molecules"). In addition, to provide Sankyo with additional information for evaluating the potential of the Disclosed Active Molecules, Telik may also provide the two dimensional representations of the chemical structures of certain other Provided Compounds, selected by Telik in its sole discretion, that did not qualify as Active Molecules. Sankyo will use the structural information provided by Telik solely to evaluate whether it wishes to exercise its option, set forth in Section 4.1, for a license to develop and commercialize such Disclosed Active Molecules. Sankyo hereby covenants that it will not use the structural information for any other purpose. If Sankyo does not submit to Telik a written list of the Provided Compounds in which Sankyo has an interest within the time permitted under this Section 3.1, Telik's obligations under
Article 5 with respect to the relevant Selected Target shall terminate.

     3.2 The parties anticipate that Telik will be conducting research collaborations with third parties during the Screening Term with respect to targets other than Selected Targets. Telik will not provide to Sankyo under
Section 2.4 compounds as to which a third party has exercised an option to obtain or has obtained license rights, or which has otherwise been reserved by a third party ("Reserved Compound"). Nonetheless, the parties acknowledge that the compounds provided to Sankyo under this Agreement may include compounds provided to third parties

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE sECURITIES ACT OF 1933, AS AMENDED.

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under research collaborations or similar arrangements with such third parties.
Accordingly, a third party may, while Sankyo is screening a particular compound, designate that compound a Reserved Compound. In such event, Telik will promptly inform Sankyo that such compound has become a Reserved Compound, and all of Sankyo's rights regarding that Reserved Compound, including those rights set forth in Articles 2, 3 and 4, shall terminate. In no event will Telik provide Sankyo with the chemical structure of such Reserved Compound. In the event that a third party terminates or otherwise waives its rights to a Reserved Compound that Sankyo has screened and which qualifies as an Active Molecule, Telik will notify Sankyo that such compound is no longer a Reserved Compound and Sankyo may elect, in its discretion and by written notice to Telik, to receive the two dimensional representation of its chemical structure from Telik. Such compound shall thereafter be deemed a Disclosed Active Molecule subject to Section 3.1 and Article 4.

4.   Option for Development and Commercialization License.

     4.1 License Option. Effective upon Telik's delivery to Sankyo of the structures of all of the Disclosed Active Molecules for a particular Selected Target (the "Option Effective Date"), Telik hereby grants to Sankyo an option to acquire an exclusive, worldwide license to develop and commercialize any or all Disclosed Active Molecules for such Selected Target (the "License Option"). The term of such option shall commence on the Option Effective Date and expire [ * ] thereafter (the "Option Term").

     4.2 Exercise of License Option. Sankyo shall exercise the License Option described in Section 4.1 by (i) providing written notice to Telik, prior to the expiration of the Option Term, identifying each Disclosed Active Molecule to which Sankyo desires to procure a license (a "Sankyo-Reserved Molecule") and
(ii) negotiating and entering into a mutually agreed license agreement (the "License Agreement") as set forth in Section 4.4 within [ * ] of the Option Effective Date.

     4.3 Consolidation of Licensing Negotiations. To facilitate the execution of a single License Agreement covering Sankyo-Reserved Molecules related to more than one Selected Target, Telik may, in its sole discretion, agree to extend the negotiation period for a Selected Target if Sankyo provides, during the negotiation period for that Selected Target, timely written notification of its desire to procure a license for Disclosed Active Molecules related to one or more additional Selected Targets. As a result of such an extension, the parties will have until [ * ] after the Option Effective Date for the last Selected Target as to which Sankyo has provided timely notification under Section 4.2 to negotiate and execute a License Agreement covering all such Selected Targets.

     4.4 License Agreement. If Sankyo exercises the License Option, Telik intends to provide Sankyo with exclusive, worldwide rights to all know-how and under all patents, patent applications and patent claims owned by Telik to the extent necessary or useful to the development and commercialization of products that, in the course of their discovery, development or production, utilize or incorporate the relevant Licensed Active Molecule (as defined below) or a derivative thereof. To this end, in the License Agreement Telik shall grant to Sankyo an exclusive, worldwide license (with the right to sublicense) to make, have made, use, import, offer for sale and sell such products. The License Agreement shall contain such other

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE sECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE sECURITIES ACT OF 1933, AS AMENDED.

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terms as are consistent with terms then-applied to products of similar market potential arising out of or developed in the biopharmaceutical industry, provided however that (i) the royalty rate payable to Telik on net sales of products to be developed and commercialized under such license shall not exceed [ * ]; and (ii) except for any patents or patent applications assigned to Sankyo under such a License Agreement, in the event that any inventions arise out of the development and commercialization of products incorporating the relevant Licensed Active Molecule or a derivative thereof, inventions made by either party shall be owned by the party that made such inventions and inventions made jointly by the parties shall be owned jointly by the parties. Upon the execution of a License Agreement, any Sankyo-Reserved Molecule that is subject to the License Agreement shall become a "Licensed Active Molecule." If Sankyo prefers the assignment by Telik of certain patent application(s) or patent(s) in lieu of an exclusive license for such applications or patents, Telik is willing to consider such a request during the negotiation of the License Agreement.

5.   Exclusivity.

     5.1 [ * ]. Commencing [ * ], Telik shall not thereafter perform [ * ] other than that [ * ] which is within the scope of this Agreement, until the earlier of (i) [ * ], (ii) [ * ], (iii) [ * ] of the [ * ] a [ * ] as described in Sections [ * ], (iv) [ * ]; or (v) [ * ].

     5.2  Sankyo-Reserved Molecules. Upon receipt of Sankyo's notice pursuant to
Section 4.2, Telik shall remove each Sankyo-Reserved Molecule identified in such notice from the Telik Library, and shall not conduct or permit to be conducted, or grant any third party the right to conduct, any research, development or commercialization of such Sankyo-Reserved Molecules, provided that:

          (a) Telik's obligations under this Article 5 with respect to any Sankyo-Reserved Molecule not then the subject of an executed License Agreement shall terminate [ * ] after the Option Effective Date for the relevant Selected Target (or, if Telik grants an extension pursuant to Section 4.3, [ * ] after the Option Effective Date for the last Selected Target as to which Sankyo provided timely notification under Section 4.2). Telik shall thereafter be free to conduct or grant any third party the right to conduct research, development and commercialization activities with respect to such Sankyo-Reserved Molecules.

          (b) Telik's obligations under this Article 5 with respect to any Selected Target for which no Sankyo-Reserved Molecule is then the subject of an executed License Agreement shall terminate [ * ] after the Option Effective Date for such Selected Target (or, if Telik grants an extension pursuant to Section 4.3, [ * ] after the Option Effective Date for the last Selected Target as to which Sankyo provided timely notification under Section 4.2). Telik shall thereafter be free to conduct or grant any third party the right to conduct research, development and commercialization activities with respect to such Selected Target, and Sankyo shall be free to conduct or grant any third party the right to conduct research, development and commercialization activities with respect to such Selected Target.

6.   Ownership of Data and Intellectual Property.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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     6.1  Data Ownership.  Prior to the expiration of the License Option for all
Disclosed Active Molecules for a Selected Target, the Initial Results, Secondary Results, Tertiary Results, and Quaternary Results, if applicable, (the "Combined Screening Results") pertaining to those Disclosed Active Molecules shall be jointly owned by the Parties. Upon the execution of a License Agreement pursuant to Article 4, Telik shall grant to Sankyo the exclusive right to use Telik's interest in the Combined Screening Results pertaining to the relevant Licensed Active Molecules in the manufacture, use and sale of products incorporating or based upon such Licensed Active Molecules, including analogues, derivatives, or formulations thereof, and in the manufacture, use and sale of products incorporating compounds identified via analysis of structure-activity information gathered from the Combined Screening Results. Upon the later of (i) the expiration of the License Option for a Disclosed Active Molecule or (ii) the passing of [ * ] from the Option Effective Date for a Sankyo-Reserved Molecule (or, if Telik grants an extension pursuant to Section 4.3, [ * ] after the Option Effective Date for the last Selected Target as to which Sankyo provided timely notification under Section 4.2) for which no License Agreement was executed, the Combined Screening Results pertaining to the Disclosed Active Molecule or Sankyo-Reserved Molecule shall be solely owned by Telik; Telik shall have the right to use such Combined Screening Results for any purpose, and Sankyo shall not have any right to use such Combined Screening Results.

     6.2 Ownership of Telik Library, Provided Compounds and TRAP Technology. All right, title and interest in and to the Telik Library, Provided Compounds, TRAP Technology, and any know-how, patents, or patent applications controlled by Telik and pertaining to the above items shall remain exclusively with Telik, subject only to the rights granted to Sankyo under Sections 2.4, 4.1, 4.4 and
5.2. Sankyo agrees not to obtain or attempt to obtain patents on the Telik Library, Provided Compounds, TRAP Technology, or use thereof without the express written consent of Telik.

     6.3 Inventions. Notwithstanding the ownership of data set forth in Section 6.1, any inventions or discoveries (whether patentable or not) pertaining to, and all information resulting directly from the activities of either party pursuant to Articles 2 and 3 (the "Inventions"), will be solely owned by Telik. Sankyo shall promptly disclose to Telik any Invention resulting from the activities of Sankyo, its employees, agents or affiliates. Sankyo agrees not to obtain or attempt to obtain patents on the Inventions without the express written consent of Telik.

          (a) Prior to the execution of a License Agreement pursuant to Article 4, Telik shall have the sole right to file, prosecute, maintain, enforce and defend all patent applications and patents for Inventions and shall pay all costs and fees incurred with respect to such activities. Sankyo shall provide Telik, at Telik's expense, any assistance reasonably requested by Telik for the filing, prosecution, maintenance, enforcement or defense of such patents or patent applications. If Telik decides not to file a patent application for an Invention and Sankyo so requests in writing, Telik shall file and prosecute such a patent application and maintain any patent arising therefrom for so long as Sankyo promptly pays all costs and fees incurred with respect to such activities (including any costs associated with assistance provided by Sankyo at Telik's request). Telik shall not be obligated to file, prosecute or maintain any patent application or patent for an Invention other than that for which Sankyo has complied with the requirements set forth in the preceding sentence. In no event shall Telik be obligated to enforce or defend such

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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patent application or patent for Inventions. Within [ * ] after the filing of a patent application for an Invention, Telik shall provide Sankyo with written notification that such filing has been made.

          (b) Upon the execution of a License Agreement pursuant to Article 4, Sankyo shall reimburse Telik for all patent filing, prosecution and maintenance costs (including attorneys' fees) incurred by Telik as of the effective date of such License Agreement regarding any patent or patent application for Inventions licensed to Sankyo thereunder. Thereafter, Sankyo shall promptly pay all patent filing, prosecution and maintenance expenses for any patent or patent application for Inventions licensed to Sankyo under the License Agreement.

7.   Representations and Warranties.

     7.1  Each Party represents and warrants to the other that:

          (a) It will exercise due care in performing its obligations under the Agreement.

          (b) All documentation and other information conveyed by one Party to another hereunder or in connection herewith, was, at the time it was conveyed or provided, accurate and complete in light of the purposes for which it was intended.

     7.2 THE PROVIDED COMPOUNDS ARE BEING SUPPLIED TO SANKYO ON AN "AS IS" BASIS WITH NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THEY ARE FREE FROM THE RIGHTFUL CLAIM OF ANY THIRD PARTY, BY WAY OF INFRINGEMENT OR THE LIKE. TELIK MAKES NO REPRESENTATIONS THAT USE OF THE PROVIDED COMPOUNDS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTIES.

8.   Acknowledgments and Covenants by Sankyo.

     8.1 Sankyo acknowledges and agrees that the Provided Compounds may have biological and/or chemical properties that are unpredictable and unknown at the time of transfer. Sankyo hereby covenants that it will use the Provided Compounds with caution and prudence and it will not use the Provided Compounds for testing in or treatment of humans or in any other test not part of the Appendix.

     8.2 Sankyo covenants that it will maintain reasonable security measures, no less strict than it maintains to protect its own valuable tangible property, against loss, theft or destruction of the Provided Compounds.

     8.3 Sankyo covenants that it shall not attempt to reverse engineer or ascertain, by any means, the chemical structure or any other information concerning any Provided Compound unless and until Telik has provided the chemical structure to Sankyo.

9.   Confidentiality.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES aCT OF 1933, AS AMENDED.

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     9.1  Definition of Confidential Information.  "Confidential Information"
shall mean any and all knowledge, know-how, Proposed Targets, Selected Targets, Combined Screening Results, structures of Provided Compounds, practices, processes, or other information received by one Party from the other Party pursuant to this Agreement.

     9.2 Nondisclosure of Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the Parties agree that, for the term of this Agreement and for [ * ] after its expiration or termination, the receiving Party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information, hereinafter defined, furnished to it by the other Party pursuant to this Agreement unless the receiving Party can demonstrate by competent written proof that such Confidential Information:

          (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

          (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

          (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of such Agreements;

          (d) was disclosed to the receiving Party, other than under an obligation of confidentiality to a third party, by a third party who had no obligation to the disclosing Party not to disclose such information to others; or

          (e) was independently discovered or developed by the receiving Party without the use of Confidential Information belonging to the disclosing Party.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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     9.3  Authorized Disclosure.  Each Party may disclose Confidential
Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances:

          (a) Filing or prosecuting patents relating to Inventions or licensed products;

          (b)  Regulatory filings;

          (c)  Prosecuting or defending litigation;

          (d)  Complying with applicable governmental regulations;

          (e) Disclosure to Affiliates, sublicensees, employees, consultants, or agents, each of whom prior to disclosure must be bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 9;

          (f) Disclosure to investment bankers, investors, and potential investors of information relevant to their assessment of the disclosing company, such as the existence of the Agreement, the general nature of the diseases for which targets have been selected, the number (but not the identity) of targets selected and the status of the project on a per target basis (without identifying the target); and

          (g) Disclosure by Telik, more than [ * ] after the expiration of a deadline applicable to Sankyo as set forth in Sections 4.1, 4.2 or 4.3 without appropriate action or response by Sankyo, of the Combined Screening Results against the relevant, identified Selected Target for a Disclosed Active Molecule, to third parties interested in pursuing such Selected Target or Disclosed Active Molecule, provided however, that Telik will not disclose to such third party that Sankyo selected such Selected Target.

In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information except as permitted hereunder.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE sECURITIES ACT OF 1933, AS AMENDED.

     9.4 Publicity. Any publication, news release or other public announcement relating to this Agreement or to the performance hereunder, shall be first reviewed and approved by both Parties, which approval shall not be unreasonably withheld.

10.  Term; Termination.

     10.1 Term. This Agreement shall become effective as of the Effective Date and unless earlier terminated as provided in this Article 10, shall expire on the later of (i) the expiration of the time to enter all License Agreements under Section 4.2, or (ii) thirty-six (36) months after the Effective Date.

     10.2 Termination for Default. In the event that either party to this Agreement shall be in default of any of its material obligations hereunder and shall fail to remedy such default within [ * ] after receipt of written notice thereof, the party not in default shall have the option of terminating this Agreement by giving written notice thereof, notwithstanding anything to the contrary contained in this Agreement.

     10.3 Effect of Termination.

          (a) In General. Termination of this Agreement shall not relieve the Parties of any obligations accruing prior to such termination. In the event of termination by Telik pursuant to Section 10.2 as a result of Sankyo's default of a material obligation, Sankyo shall pay Telik any Sample Supply Fee accrued at the time of termination but not yet paid. Except to the extent necessary to allow the Parties to exploit their respective rights pursuant to Section 6, promptly after termination of this Agreement each Party shall return or dispose of any know-how of the other in accordance with the instructions of the other, including without limitation any compounds, assays or other biological or chemical materials.

          (b) Default by Telik. Following Sankyo's termination of this Agreement pursuant to Section 10.2 as a result of Telik's default of a material obligation, [ * ]. If, as of the date of termination, Sankyo has not made payments to Telik equal to or greater than [ * ], Sankyo shall make such additional payment to Telik within [ * ] of the effective date of termination. If, as of the date of termination, Sankyo's payments total an amount greater than [ * ], Telik shall refund to Sankyo any excess amounts within [ * ] of the effective date of termination. Telik shall (i) disclose to Sankyo the structures for the Provided Compounds that have been tested by Sankyo and qualify as Active Molecules as of the date of Sankyo's termination and (ii) grant to Sankyo a nonexclusive, royalty-free, perpetual worldwide license (with the right to sublicense) to develop and commercialize products that, in the course of their discovery, development or production, utilize or incorporate such Disclosed Active Molecules.

     10.4 Surviving Obligations. The terms of Articles 6 and 9 and Section 12.9 of this Agreement shall survive expiration or termination of this Agreement.

11.  Governing Law; Dispute Resolution.

     11.1 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California, (i) without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

jurisdiction other than the State of California, and (ii) except that the rights of the parties to resolve by arbitration any dispute arising between them regarding the subject matter of this Agreement shall not be governed by the California arbitration act or international arbitration act (Cal. Code of Civ. Proc. (S) 1280 et seq. and 1297.11 et seq.) but rather by the United States Arbitration Act (9 U.S.C. (S)(S) 1-14, 201-208).

     11.2 Dispute Resolution. In the event of any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, the Parties shall try to settle their differences amicably and in good faith between themselves first, by referring the disputed matter to the respective heads of research of each Party and, if not resolved by the research heads, by referring the disputed matter to the respective Chief Executive Officer of each Party. In the event such executives are unable to resolve such dispute within such thirty
(30) day period, either Party may invoke the provisions of Section 11.3.

     11.3 Arbitration. Upon failure to resolve any controversy or claim arising out of, relating to or in connection with any provision of this Agreement using the dispute resolution procedure described in Section 11.2, and except as provided in Section 11.3(c) below, any dispute, controversy or claim arising out of or relating to the validity, construction, enforceability or performance of this Agreement, including disputes relating to alleged breach or to termination of this Agreement, other than disputes which are expressly prohibited herein from being resolved by this mechanism, shall be settled by binding Alternative Dispute Resolution ("ADR") in the manner described below:

          (a) If a party intends to begin an ADR to resolve a dispute, such party shall provide written notice (the "ADR Request") to counsel for the other party informing such other party of such intention and the issues to be resolved. From the date of the ADR Request and until such time as any matter has been finally settled by ADR, the running of the time periods contained in
Article 10 as to which a party must cure a breach of this Agreement shall be suspended as to the subject matter of the dispute.

          (b) Within ten (10) business days after the receipt of the ADR Request, the other party may, by written notice to the counsel for the party initiating ADR, add additional issues to be resolved.

          (c) Any dispute regarding the validity or enforceability of a patent or trademark applicable to a product shall be submitted to a court of competent jurisdiction in the country in which such patent or trademark right exists.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

     11.4 Procedure. The ADR shall be conducted pursuant to JAMS/ENDISPUTE Rules A and C then in effect. Notwithstanding those rules, the following provisions shall apply to the ADR hereunder.

          (a) Arbitrator. The arbitration shall be conducted by a panel of three arbitrators ("the Arbitrators"). The Arbitrators shall be selected from a pool of retired independent federal judges to be presented to the parties by JAMS/ENDISPUTE. Neither party shall engage in ex parte contact with the arbitrator.

          (b) Proceedings. The time periods set forth in the JAMS/ENDISPUTE rules shall be followed, unless a party can demonstrate to the Arbitrator that the complexity of the issues or other reasons warrant the extension of one or more of the time tables. The Arbitrator shall not award punitive damages to either party and the parties shall be deemed to have waived any right to such damages. The Arbitrator shall apply the Federal Rules of Evidence to the hearing. The proceeding shall take place in Honolulu, Hawaii in the English language. The fees of the Arbitrators and JAMS/ENDISPUTE shall be paid by the losing party, which shall be designated by the Arbitrator. If the Arbitrator is unable to designate a losing party, it shall so state and the fees shall be split equally between the parties.

          (c) Award. The Arbitrator is empowered to award any remedy allowed by law, including money damages, prejudgment interest and attorneys' fees, and to grant final, complete, interim, or interlocutory relief, including injunctive relief but excluding punitive damages.

     11.5 Confidentiality. The ADR proceeding, the existence of any dispute submitted to ADR, and the award shall be confidential and the Panel shall issue appropriate protective orders to safeguard each party's Confidential Information. Except as required by law or in connection with the enforcement of an award hereunder, no party shall disclose (or instruct the Panel to disclose) such Confidential Information without prior written consent of each other party.

     11.6 Judicial Enforcement. The parties agree that judgment on any arbitral award issued pursuant to this Article 11 shall be entered in the United States District Court for the Northern District of California or, in the event such court does not have subject matter jurisdiction over the dispute in question, such judgment shall be entered in the Superior Court of the State of California, in the County of San Mateo.

12.  Miscellaneous.

     12.1 Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, addressed to the signatory to whom such notice is required or permitted to be given and transmitted by facsimile to the number indicated below. All notices shall be deemed to have been given when mailed, as evidenced by the postmark at the point of mailing, or transmitted by facsimile.

     All notices to Sankyo shall be addressed as follows:

     Sankyo Company, Ltd.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE sECURITIES ACT OF 1933, AS AMENDED.

     2-58, Hiromachi 1-chome
     Shinagawa-ku
     Tokyo 140-8710
     JAPAN
     Attention:  Dr. Hiroshi Fukumi
     Fax: 81-3-5436-8569

     with a copy to:

     Sankyo Company, Ltd.
     2-58, Hiromachi 1-chome
     Shinagawa-ku
     Tokyo 140-8710
     JAPAN
     Attention:  Dr. Hidenori Shimotsu
     Fax:  81-3-5436-8561

     All notices to Telik shall be addressed as follows:

     Telik, Inc.
     750 Gateway Boulevard
     South San Francisco, California 94080
     U.S.A.
     Attention:  President
     Fax: (650) 244-9388

     with a copy to:

     Cooley Godward LLP
     Five Palo Alto Square
     3000 El Camino Real
     Palo Alto, California 94306
     U.S.A.
     Attention: Robert L. Jones, Esq.
     Fax:  (650) 857-0663

     Any Party may, by written notice to the other, designate a new addressee, address or facsimile number to which notices to the Party giving the notice shall thereafter be mailed or faxed.

     12.2 Force Majeure. No Party shall be liable for any delay or failure of performance to the extent such delay or failure is caused by circumstances beyond its reasonable control and that by the exercise of due diligence it is unable to prevent, provided that the Party claiming excuse uses its best efforts to overcome the same.

     12.3 Entirety Of Agreement. This Agreement embodies the entire, final and complete agreement and understanding between the Parties and replaces and supersedes all prior

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
    BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE sECURITIES ACT OF 1933, AS AMENDED.

discussions and agreements between them with respect to its subject matter except as expressly stated herein. No modification or waiver of any terms or conditions hereof shall be effective unless made in writing and signed by a duly authorized officer of each Party.

     12.4 Non-Waiver. The failure of a Party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not constitute a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

     12.5 Disclaimer Of Agency. Neither Party is, or will be deemed to be, the legal representative or agent of the other, nor shall either Party have the right or authority to assume, create, or incur any third party liability or obligation of any kind, express or implied, against or in the name of or on behalf of another except as expressly set forth in this Agreement.

     12.6 Severability. If a court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, or if any government or other agency having jurisdiction over either Telik or Sankyo deems any provision to be contrary to any laws, then that provision shall be severed and the remainder of the Agreement shall continue in full force and effect. To the extent possible, the Parties shall revise such invalidated provision in a manner that will render such provision valid without impairing the Parties' original interest.

     12.7 Affiliates; Assignment. Except as otherwise provided in this Section 12.7, neither Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld, except that a Party may assign its rights or obligations to a third party in connection with the merger, consolidation, reorganization or acquisition of stock or assets affecting substantially all of the assets or actual voting control of the assigning Party. This Agreement shall be binding upon the successors and permitted assigns of the Parties. Any attempted delegation or assignment not in accordance with this Section 12.7 shall be of no force or effect.

     12.8 Headings. The headings contained in this Agreement have been added for convenience only and shall not be construed as limiting.

     12.9 Limitation Of Liability and Indemnification. No Party shall be liable to another for indirect, incidental, consequential or special damages, including but not limited to lost profits, arising from or relating to any breach of this Agreement, regardless of any notice of the possibility of such damages. In no event shall Telik be liable for any use by Sankyo of the Provided Compounds. Sankyo hereby agrees to indemnify, defend and hold Telik harmless from damages for any loss, claim, injury or liability or whatsoever kind or nature, which may arise from Sankyo's use, handling or storage of the Provided Compounds.

     12.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

     12.11 English Language. This Agreement has been prepared in the English language and shall be construed in the English language.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
    BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

     12.12 Further Assurances. Each party hereby agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

     IN WITNESS WHEREOF, the parties have by duly authorized persons, executed this Agreement, as of the date first above written.

Sankyo Company, Ltd.                  Telik, Inc.
By:    /s/ Tetsuo Hiraoka             By:    /s/ Reinaldo A. Gomez
       ----------------------------          ----------------------------------
Title: Director, Research Institute   Title: Vice President Corporate Alliances
       ----------------------------          ----------------------------------
Date:  March 23, 1999                 Date:  March 24, 1999
       ----------------------------          ----------------------------------

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
    BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                    APPENDIX

                          SELECTED TARGETS AND ASSAYS




[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                    APPENDIX

                Targets, Assays and Criteria of Active Molecules
                                    5/13/99

[*]


[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

September 30, 1999

Dr. Yoshiki Matsui
Vice Director, Research Planning Department and
Dr. Hidenori Shimotsu
Research Planning Department
Sankyo Co., Ltd.
2-58, Hiromachi 1-chome
Shinagawa-ku, Tokyo 140
Japan


Dear Dr. Matsui and Dr. Shimotsu:

     Reference is made to that certain Agreement dated as of March 24, 1999 between Sankyo Company, Ltd. and Telik, Inc. (the "Agreement"; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement). Subject to your agreement herewith, as of the date indicated below, the notices provided to Sankyo stated in Article 12.1 of the Agreement shall be addressed as follows:

          Sankyo Company, Ltd.
          2-58, Hiromachi 1-chome
          Shinagawa-ku
          Tokyo 140
          JAPAN
          Attention: Dr. Hidenori Shimotsu
          Fax: 81-3-5436-8561

     with a copy to:

          Sankyo Company, Ltd.
          2-58, Hiromachi 1-chome
          Shinagawa-ku
          Tokyo 140
          JAPAN
          Attention: Dr. Yoshiki Matsui
          Fax: 81-3-5436-8561


Page 2
September 30, 1999

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

     If you are in agreement with the foregoing, please execute this letter agreement where indicated below whereupon it will become an agreement between us on the terms indicated above.

                                       Sincerely,

                                       TELIK, INC.

                                       By:     /s/ Reinaldo F. Gomez
                                               ----------------------------
                                       Name:   Reinaldo F. Gomez
                                               ----------------------------
                                       Title:  VP Corporate Alliance
                                               ----------------------------

Accepted and Agreed to
this ____ of October, 1999.

 SANKYO COMPANY, LTD.

 By:     /s/ Yukio Sughnura
        ----------------------------
 Name:   Yukio Sughnura, Ph.D.
        ----------------------------
 Title:  Senior Director
        ----------------------------
        Research Planning Department
        ----------------------------
        Sankyo Co., Ltd.
        ----------------------------


[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                    APPENDIX

                Targets, Assays and Criteria of Active Molecules
                                Ammended 2/16/00

Selected Targets
----------------

[*]

Substitute Selected Targets
---------------------------

[*]



[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE sECURITIES ACT OF 1933, AS AMENDED.